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                                                                       Exhibit 8
                                  [Letterhead
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM]





                                         April 28, 1994


Lehman Brothers Holdings Inc.
3 World Financial Center
New York, New York  10285

Dear Gentlemen:

         You have requested our opinion regarding the discussion of certain U.S. federal income tax consequences under the caption "The Offering and the Distribution -- Federal Income Tax Consequences" in the Registration Statement on Form S-1 (Registration No. 33-52977) of Lehman Brothers Holdings Inc., as initially filed with the Securities and Exchange Commission (the "Commission") on April 5, 1994 (the "Registration Statement").

         In rendering our opinion, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

         Based upon the foregoing, it is our opinion that, under present law, the discussion presented under the caption "The Offering and the Distribution
- -- Federal Income Tax Consequences" in the Registration Statement, although general in nature, is an accurate summary of certain anticipated federal income tax consequences of the Distribution (as defined therein). The federal income tax consequences of the Distribution to a holder of the common shares of American Express Company will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "The Offering and the Distribution --
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American Express Company
April 28, 1994
Page 2


Income Tax Consequences" as applied to any particular holder or other than as set forth above. In addition, our opinion is premised on the accuracy of the facts set forth in the Registration Statement and of the representations referred to in the Registration Statement by representatives of American Express Company and Lehman Brothers Holdings Inc.

         This opinion is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Registration Statement. Any variation or difference in the facts from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.

         We hereby consent to the use of our name under the captions "The Offering and the Distribution -- Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and to the filing of this opinion as
Exhibit 8 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.



                                        Very truly yours,
                                        /s/ Skadden, Arps, Slate, Meagher & Flom
                                        ---------------------------------------
                                        Skadden, Arps, Slate, Meagher & Flom